EXECUTION COPY #98405690v13 SEPARATION AND RELEASE AGREEMENT This SEPARATION AND RELEASE AGREEMENT Agreement made and entered into and effective as of May 20, 2024 Effective Date , by and between Jane T. Elfers (the EXECUTIVE , Inc. (hereinafter referred to as the COMPANY The EXECUTIVE and the COMPANY are sometimes referred to Party Parties. WHEREAS, the EXECUTIVE is employed by the COMPANY as the President and Chief Executive Officer Board ; WHEREAS, the COMPANY and the EXECUTIVE entered into an Amended and Restated Employment Agreement, dated as of March 28, 2011, as amended as of March 23, 2012 (the Employment Agreement WHEREAS, the Parties mutually agree that the EXE s service with the COMPANY and its predecessors, successors, assigns, affiliates and subsidiaries (collectively, the COMPANY Entities in all capacities, including as a director on the Board and as President and Chief Executive Officer of the COMPANY, shall terminate effective as of the Effective Date; and WHEREAS, the Parties mutually wish to reflect their respective rights and obligations relating to the separation of the s service from the COMPANY Entities, effective as of the Effective Date. NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged hereby, and in consideration of the mutual covenants and undertakings set forth herein, the Parties agree as follows: 1. Separation Payment. In consideration for the EXECUTIVE Agreement (including the First Release (as defined in Paragraph 5(a) below) and the Second Release (as defined in Paragraph 6 below)), the COMPANY shall provide (or cause to be provided), for the benefit of the EXECUTIVE, a one-time cash payment in the aggregate of $3,750,000.00 ( Separation Payment , paid on payroll date following the date that the Second Release becomes effective and irrevocable in accordance with its terms. Except in the case of the COBRA Subsidy (as defined in Paragraph 3 below), payment of the Separation Payment to the EXECUTIVE shall constitute a full and valid discharge of the COMPANY paration Payment and other consideration described herein represents a settlement of any and all claims the EXECUTIVE or any of the EXECUTIVE Releasing Parties have or ever had against the COMPANY or any of the COMPANY Released Parties (as defined in Paragraph 5(a)) from the beginning of time to the Effective Date of this Agreement, except for the Indemnification Rights (as defined in Paragraph 4) and the Executive Protections (as defined in Paragraph 5(d)). (a) The Separation Payment will be paid to the EXECUTIVE through the s payroll, less applicable tax withholding.

2 #98405690v13 (b) The EXECUTIVE acknowledges and agrees that: (i) the Separation Payment, COBRA Subsidy, and other consideration that she is receiving pursuant to this Agreement constitute just and sufficient consideration for the waivers, releases, and promises set forth herein; (ii) the consideration set forth in this Agreement constitutes full accord and satisfaction for all amounts due and owing to the EXECUTIVE, including, but not limited to, all salary, draw, incentive compensation, commissions, bonuses, wages, overtime, expense reimbursements, or other payments or forms of remuneration of any kind or nature, except for the Accrued Obligations (as defined in Paragraph 4), the Indemnification Rights (as defined in Paragraph 4), and the Executive Protections (as defined in Paragraph 5(d)); and (iii) the EXECUTIVE has consulted with an attorney before executing this Agreement. 2. Equity Based Compensation Forfeiture. The EXECUTIVE and the COMPANY further acknowledge and agree that, subject to payment under Section 1, the EXECUTIVE hereby forfeits any rights to, and the COMPANY has no obligations to the EXECUTIVE in respect of, restricted stock units in respect of 8,558 shares of that were otherwise scheduled to vest on May 17, 2024. 3. COBRA Subsidy. If the EXECUTIVE timely and properly elects to continue her COMPANY-sponsored health insurance benefit under the Consolidated Omnibus Budget COBRA COMPANY agrees to directly pay or reimburse the EXECUTIVE on a monthly basis for the full premium cost of such coverage, until the earlier of (i) twenty-four (24) months following the Effective Date and (ii) the date that EXECUTIVE becomes eligible for comparable coverage from a subsequent employer (the COBRA Subsidy provided, however, Paragraph 3 shall end in the event the EXECUTIVE becomes otherwise eligible for employer- sponsored health insurance coverage, and (b) if direct payment or reimbursement would result in penalties or other adverse tax consequences under applicable health plan nondiscrimination or other requirements, the COMPANY shall instead provide a taxable payment for each applicable month in the amount of the subsidy for such month (payable on the COMPANY scheduled payroll date of each applicable month and less applicable tax withholding). 4. Accrued Obligations. Regardless of whether or not the EXECUTIVE executes this Agreement, and in addition to amounts to be paid under this Agreement, the COMPANY shall pay to the EXECUTIVE (i) her earned but unpaid base salary through the Effective Date, to be paid on the first regularly scheduled payroll date following the Effective Date, (ii) amounts with respect to any outstanding health or welfare benefit claims under the applicable COMPANY-sponsored group health and welfare benefit plans in accordance with the terms of such plans, and (iii) amounts s balance under such other plan qualified under Section 401(k) of the Code) in accordance with the terms of such plan Accrued Obligations . For the avoidance of doubt, the EXECUTIVE reserves all rights under, and the COMPANY acknowledges its continuing obligations under, all applicable indemnification and advancement provisions, including Section 10 of the Employment Agreement, the Certificate of Incorporation and Bylaws of the COMPANY, collectively, t Indemnification Rights . Nothing in this Agreement shall be construed as a waiver of or amendment to the EXECUTIVE .

3 #98405690v13 5. Release by the EXECUTIVE. (a) In exchange for the Separation Payment, the COBRA Subsidy, and the release provided by the COMPANY and the other COMPANY Releasing Parties pursuant to Paragraph 7, and the COMPANY s and the other COMPANY Entities other covenants pursuant to this Agreement, upon the Effective Date, the EXECUTIVE, for herself and on behalf of her spouse, domestic partner, children, present and former representatives, agents, advisors, attorneys, predecessors, successors, insurers, administrators, heirs, executors, assigns, trusts, trustees and beneficiaries, and all others acting or purporting to act on her behalf (collectively, the EXECUTIVE Releasing Parties hereby unconditionally and irrevocably waives, releases and forever discharges the COMPANY, the other COMPANY Entities, and each of their respective predecessors, successors, assigns, parent companies, subsidiaries, and affiliates, and in their official capacities as such, each of their respective current and former agents, advisors, representatives, beneficiaries, executors, administrators, insurers, reinsurers, sureties, auditors, attorneys, officers, directors, employees, employee benefit programs (and trustees, administrators, fiduciaries, and insurers of such programs), and all others acting or purporting to act on their behalf, past and present ( COMPANY Released Parties demands, actions, causes of action, complaints, suits, accounts, covenants, contracts, agreements, damages, losses, judgments, executions, orders, fees, costs, and expenses, and any and all claims, demands and liabilities whatsoever of any kind, whether in law or in equity, known or unknown, suspected or unsuspected, whether sounding in tort, contract, under municipal, state, or federal law or any other rule, regulation or authority, which the EXECUTIVE Releasing Parties have, or ever had, against the COMPANY Released Parties, from the beginning of time to the Effective Date, except as otherwise set forth in Paragraph 5(d) (which carves out the Executive Protections, as that term is defined in Paragraph 5(d)). Without limiting the generality of the foregoing, this waiver, release, and discharge includes, but is not limited to, any claim or right based upon or arising out of or relating in any way to the EXECUTIVE with the COMPANY Entities or any termination thereof, including, but not limited to, the EXECUTIVE Employment Agreement, any awards with respect to the COMPANY stock, any claim for wrongful discharge, harassment, race discrimination, gender discrimination, national original discrimination, hostile and/or toxic work environment, retaliation, or any claim or right arising under any federal, state, or local fair employment practices or equal opportunity laws, including, but not limited to the following federal laws and, as applicable, the laws of the state and/or city in which the EXECUTIVE is or has been employed the Worker Adjustment and Retraining Notification Act, 42 U.S.C. Section 1981, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act (including, but not FLSA amended, OSHA under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act, the New York State Human Rights Law, New York State Constitution, New York Labor Law, New York Civil Rights Law, New York City Human Rights Law, New York Executive Law, the New Jersey Civil Rights Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Fair Credit Reporting Act, the New Jersey Paid Sick upational Safety and Health Act, the

4 #98405690v13 New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination, the New Jersey Minimum Wage Law, the Equal Pay Law for New Jersey, the New Jersey Conscientious Employee Protection Act or any other federal, state, or local constitutions, statutes, regulations, ordinances, or laws, including, but not limited to, any and all laws or regulations prohibiting employment discrimination, harassment or retaliation. From and after the Effective Date, any COMPANY Released Party may plead this Agreement as a complete defense and bar to any released claim brought in contravention hereof. The EXECUTIVE hereby waives the right to receive twenty-four (24) hours advance notice of the meeting of the Board to approve this Agreement. For the purposes of clarity, except as set forth in Paragraph 6, the EXECUTIVE does not agree to release any claims arising after the Effective Date. The release set forth in this Paragraph 5(a) is hereinafter referred to as the First Release . (b) The EXECUTIVE acknowledges that she may later discover facts different from, or in addition to, those she now knows or believes to be true with respect to her employment, the separation from her employment (including the reasons for such separation), and/or the claims released in this Agreement, and agrees that the First Release shall be and remain in effect in all respects as a complete and general release as to all matters released, notwithstanding any such different or additional facts. (c) The EXECUTIVE acknowledges and agrees, that, except as prohibited by law, she hereby waives any right that she may have to seek or to share in any relief, monetary or otherwise, relating to any claim released in the First Release, whether such claim was initiated by her or not. To the extent the EXECUTIVE receives any such relief, the COMPANY will be entitled to an offset for any payments made under this Agreement, except as prohibited by law. (d) Notwithstanding anything to the contrary set forth in this Paragraph 5 herein, the First Release and the Second Release (in the form attached hereto as Appendix A and as that term is defined in Paragraph 6) shall not include the following matters: (i) the Accrued Obligations or obligations created by or arising out of this Agreement; (ii) unemployment, state disability, and/or (iii) continuation of existing participation in COMPANY-sponsored group health benefit plans, as set forth in Paragraph 3, under COBRA and/or under applicable state law counterpart(s); (iv) any benefits entitlements that were vested as of the Effective Date pursuant to the terms of any COMPANY-sponsored benefit plan (which benefits entitlements, for the avoidance of doubt, do not include any bonus payments, deferred or otherwise, or any paid time off nor restricted stock units forfeited pursuant to Paragraph 2); (v) any claim not waivable by law; (vi) except as set forth in Paragraph 6, any claim or right that may arise after the Effective Date; (vii) the Indemnification Rights; and (viii s rights with respect to the release provided by Mithaq Capital SPC (together with Mithaq Holding Company and their respective affiliates (collectively, Mithaq )) under the Letter Agreement between the COMPANY and Mithaq Capital SPC dated February 29, 2024, as set forth in Exhibit 10.2 to the C -K dated March 1, 2024. In particular, for the avoidance of doubt, nothing in this Agreement shall be construed as a waiver of the im that cannot be waived as a matter of law or from making a claim that does not include a request for monetary relief with any governmental agency or from participating in an administrative, legislative, or judicial proceeding concerning harassment or discrimination if she has been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an

5 #98405690v13 administrative agency or legislature. Without limiting the generality of the foregoing, nothing in this Agreement or otherwise limits the provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the U.S. Department of Justice, the U.S. Securities and Exchange Commission SEC , Nasdaq, or any other self-regulatory organization or other federal, state, Government Agency regarding possible legal violations, without disclosure to any COMPANY Entity. The COMPANY Entities may not retaliate against the EXECUTIVE for any of these activities, and nothing in this Agreement requires the EXECUTIVE to waive any monetary award or other payment that the EXECUTIVE might become entitled to from the SEC or any other Government Agency. Further, nothing in this Agreement precludes the EXECUTIVE from filing a charge with a Government Agency. In addition, notwithstanding the Agreement, the EXECUTIVE understands that, pursuant to the Defend Trade Secrets Act of 2016, the EXECUTIVE will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (I) is made (A) in confidence to a federal, state, local or non-U.S. government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (II) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The EXECUTIVE also understands that if the EXECUTIVE files a lawsuit for retaliation by any COMPANY Entity for reporting a suspected violation of law, the EXECUTIVE may disclose the trade secret to the EXEC s attorney and use the trade secret information in the court proceeding, if the EXECUTIVE (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. The EXECUTIVE understands that if a disclosure of trade secrets was not done in good faith pursuant to the above, then the EXECUTIVE may be subject to liability to the fullest extent provided by applicable law. Each of the protections and exceptions set forth in this Paragraph 5(d) shall constitute an Executive Protection Executive Protections . 6. Second Release by the EXECUTIVE. The EXECUTIVE agrees that her eligibility to receive the Separation Payment and COBRA Subsidy are subject to her execution, no later than twenty-one (21) days following the Effective Second Release the form attached hereto as Appendix A, and the non-revocation of the Second Release during the period specified therein. If the EXECUTIVE fails to execute and deliver the Second Release within twenty-one (21) days following the Effective Date, or if she revokes the Second Release as provided therein, she will forfeit her right to receive the Separation Payment 6 shall be immediately void, but all other terms of this Agreement (including, without limitation, the First Release and Paragraph 11) shall remain in effect. 7. Release by the COMPANY. In exchange for the First Release provided by the EXECUTIVE described in Paragraph 5(a), the Second Release to be provided by the EXECUTIVE s other covenants pursuant to this Agreement, effective from and after the Effective Date, the COMPANY, for itself and on behalf of the other COMPANY Entities and their respective present and former representatives, officers, agents, advisors, attorneys, predecessors, successors, insurers, administrators, heirs, executors, assigns, trusts, trustees and beneficiaries, and all others acting or purporting to act on its or their behalf COMPANY Releasing

6 #98405690v13 Parties , and forever discharges the EXECUTIVE and each of her current and former agents, advisors, representatives, successors, assigns, beneficiaries, executors, administrators, insurers, reinsurers, sureties, attorneys, and all EXECUTIVE Released Parties accounts, covenants, contracts, agreements, damages, losses, judgments, executions, orders, fees, costs, and expenses, and any and all claims, demands and liabilities whatsoever of any kind, whether in law or in equity, known or unknown, suspected or unsuspected, whether sounding in tort, contract, under municipal, state, or federal law or any other rule, regulation or authority, which the COMPANY Releasing Parties have, or ever had, against the EXECUTIVE Released Parties, from the beginning of time to the Effective Date. From and after the Effective Date, any EXECUTIVE Released Party may plead this Agreement as a complete defense and bar to any released claim brought in contravention hereof. Notwithstanding anything to the contrary set forth in this Paragraph 7, this release shall not include the following matters: (i) obligations created by or arising out of this Agreement; (ii) any claim not waivable by law; (iii) any claims relating to criminal fraud or other criminal activities or (iv) any claim or right that may arise after the Effective Date. The COMPANY, for itself and on behalf of the other COMPANY Releasing Parties, acknowledges that it or any of the other COMPANY Releasing Parties may later discover facts different from, or in addition to, those they now know or believe to be true with respect to the , the separation from her employment (including the reasons for such separation), and/or the claims released in this Agreement, and the COMPANY, for itself and on behalf of the other COMPANY Releasing Parties, agrees that the general release set forth in this Paragraph 7 shall be and remain in effect in all respects as a complete and general release as to all matters released, notwithstanding any such different or additional facts except as otherwise set forth in this Paragraph 7. 8. Section 409A of the Internal Revenue Code. (a) It is intended that payments and benefits made or provided under this Agreement shall comply with or be exempt from Section 409A of the Internal Revenue Code ( Code - legal settlements exception or another exception under Section 409A of the Code shall be paid under the applicable exception. For purposes of Section 409A of the Code, if an amount is paid in two or more installments, each installment shall be treated as a separate payment of compensation. In no event may the EXECUTIVE, directly or indirectly, designate the calendar year of any payment under this Agreement, and to the extent required by Section 409A of the Code, any payment that may be paid in more than one taxable year (depending on the time that the EXECUTIVE executes this Agreement) shall be paid in the later taxable year. (b) Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement that are subject to Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the EXECUTIVE amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (iii) the reimbursement of an eligible expense will be made no later than

7 #98405690v13 the last day of the calendar year following the year in which the expense is incurred; and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. 9. Resignation; Separation from Employment; No Future Employment. (a) The EXECUTIVE hereby unconditionally and irrevocably resigns, (i) effective as of the Effective Date, as a member of the Board, and (ii) effective as of the Effective Date, from all other offices, titles, positions and appointments at the COMPANY Entities, including as a director, manager, officer, employee, committee member or trustee. (b) The EXECUTIVE agrees that her employment and contractual relationship with the COMPANY and any of the COMPANY Released Parties shall be severed, effective as of the Effective Date, including any and all obligations set forth in the Employment Agreement, except with respect to the continuing obligations described in Paragraph 15 below. (c) The EXECUTIVE agrees that no COMPANY Entity has any obligation to re- employ her. The EXECUTIVE understands and agrees that she has no right to any reinstatement or re-employment by any COMPANY Entity at any time. 10. Communications. The Parties agree to comply with Appendix B relating to communications separation from service. 11. Mutual Non-Disparagement. The EXECUTIVE agrees not to make any disparaging statements, comments, or remarks, whether written or oral Disparaging Statements , to employees or affiliates of the COMPANY Entities, or to any third party, regarding the COMPANY or any other COMPANY Entities or any of their respective officers, directors or Mithaq or, in their capacity as such, their employees, agents, representatives, administrators, attorneys, advisors, except (a) on a confidential basis to her attorneys, advisors, or immediate family, provided that the EXECUTIVE does not direct, encourage, or request that these individuals violate her obligations under this Paragraph 11, and the EXECUTIVE will instruct those individuals not to make any Disparaging Statements, (b) as required by applicable law, regulation, statute, or fiduciary obligation, (c) as necessary to enforce rights under this Agreement, (d) to respond publicly to a Disparaging Statement made publicly in breach of this Paragraph 11 to the extent reasonably necessary to correct or refute such Disparaging Statement, or (e) pursuant to the exercise of the Indemnification Rights or the Executive Protections Disparaging comments, suggestions, or remarks are those that are defamatory or that, directly or indirectly, impugn in any manner the character, honesty, integrity, morality, ethics, or business acumen or abilities of the individual or entity at issue, including, without limitation, in any press release, official statement, or filing. The COMPANY, on behalf of itself and the COMPANY Entities, agrees that its current directors and, during the period of their service with the COMPANY or the applicable COMPANY Entity, its current officers (within the meaning of Rule 16a-1(f) under the Exchange Act shall not, and the COMPANY agrees to instruct its Senior Leadership (i.e., the individuals identified as Senior Leadership on the COM public website as of May 17, 2024) not to, make any Disparaging Statements to employees or affiliates of the COMPANY Entities, or to any third party, regarding the EXECUTIVE, or her advisors or attorneys, except (a) on a confidential basis to their attorneys

8 #98405690v13 and other advisors, provided that they do not direct, encourage, or request that these individuals violate the COMPANY , the COMPANY their obligations under this Paragraph 11, and the COMPANY and the other COMPANY Entities will instruct those individuals not to make any Disparaging Statements, (b) as required by applicable law, regulation, statute, or fiduciary obligation, (c) as necessary to enforce rights under this Agreement, (d) to respond publicly to a Disparaging Statement made publicly in breach of this Paragraph 11 to the extent reasonably necessary to correct or refute such Disparaging Statement, and (e) on a confidential basis to the . Notwithstanding the foregoing, nothing herein prohibits any person from providing truthful testimony in response to lawful legal process as part of an investigation or lawsuit, and nothing herein prohibits the s directors and officers from discussing privately and in confidence the EXECUTIVE or her work between or among one another. 12. Cooperation. The EXECUTIVE agrees upon reasonable notice from the COMPANY (while preserving all applicable privileges), to provide truthful and reasonable cooperation, including but not limited to her appearance at counsel (in the presence of counsel to the EXECUTIVE of her own choosing selected in accordance with the Indemnification Rights), depositions and court or arbitration hearings, (a) in connection with the defense or prosecution of any and all charges, complaints, claims, liabilities, obligations, promises, agreements, demands, and causes of action of any nature whatsoever, which are asserted by any person or entity concerning or related to any matter that arises out of or conce (b) for 90 days following the Separation Date, concerning requests for information about the therein, in each case, for which the EXECUTIVE has material information that is not otherwise reasonably available to the COMPANY. The COMPANY agrees that any requests for cooperation made pursuant to this Paragraph 12 will be reasonable and done in a business-like fashion. The COMPANY further agrees that it will use its best efforts to coordinate with the EXECUTIVE and her counsel and to allow the EXECUTIVE to sa burdensome manner available, e.g., all interviews shall be conducted via telephone or video conference. this Paragraph 12, the COMPANY will reimburse EXECUTIVE for reasonable time and expenses (including travel expenses at the class of travel she was provided immediately prior to the Effective of appropriate documentation. Any cooperation requested by the COMPANY shall be subject to E shall not be required to cooperate against her own legal interests or the legal interests of any subsequent employer. Should the EXECUTIVE be served with a subpoena in any judicial, administrative, or other proceeding of any kind involving or relating, directly or indirectly, to the COMPANY Entities, the EXECUTIVE agrees to promptly, and in no event later than five (5) business days after receipt thereof, notify COMPANY of such subpoena and, to the extent legally permissible, and unless requested to maintain it as confidential by a government agency or department or self-regulatory organization, provide COMPANY with a copy thereof. 13. Return of Company Property. The EXECUTIVE agrees that, on or prior to seven (7) days following the Effective Date, she shall have satisfied all of her obligations pursuant to Section 9(b) of the Employment Agreement. The EXECUTIVE acknowledges and agrees that her

9 #98405690v13 receipt of the payment described in Paragraph 1 is conditioned upon her delivery of a written notice to the COMPANY, on or prior to the seventh (7th) day following the Effective Date, representing and warranting that she has complied with her obligations set forth in the immediately preceding sentence. 14. Non-Admission of Liability. The EXECUTIVE and the COMPANY agree that they have entered into this Agreement in compromise of disputed claims and that entry into this Agreement is not an admission of any liability or wrongdoing on the part of the EXECUTIVE, the COMPANY, or any of the COMPANY Released Parties. The COMPANY and the COMPANY Released Parties deny any liability, committing any wrongdoing, or violating any legal duty with respect to the EXECUTIVE, the EXECUTIVE EXECUTIVE from employment. The EXECUTIVE denies any liability, committing any wrongdoing, or violating any legal duty with respect to the COMPANY Entities or the EXECUTIVE employment. 15. Survival of Employment Agreement Covenants. The EXECUTIVE and the COMPANY acknowledge and agree that, to the maximum extent permitted by applicable law, the following sections of the Employment Agreement shall survive the Effective Date: Section 7 (Noncompetition and Nonsolicitation), 8 (Work Product), 9(a) (Nondisclosure of Trade Secrets), 9(b) (Company Property), and 10 (Indemnification). In the event that the EXECUTIVE or the COMPANY is subject to any restriction that is similar to any of the foregoing covenants pursuant to this Agreement, such restriction shall be in addition to, and not in lieu of, the similar restriction pursuant to the Employment Agreement. 16. Remedies. The Parties both acknowledge and agree that the restrictions and agreements contained in Paragraphs 10, 11, 12, 13, and 15, in view of the nature of the business in which each is engaged, are reasonable, necessary, protect the legitimate interests of the other Party, and that any material violation thereof shall be deemed to be a material breach of this Agreement, and that the non-breaching Party shall be entitled to pursue any and all remedies available to it in a court or tribunal of competent jurisdiction including, but not limited to, application for temporary, preliminary, and permanent injunctive relief, without the requirement to post a bond, as well as damages, and an equitable accounting of all earnings, profits, and other benefits arising from such violation. 17. Fees and Costs. With the exception of the Separation Payment, COBRA Subsidy and Indemnification Rights, and as set forth in Paragraphs 4, 5(d), 12, 23, and 24, and Appendix A, each Party shall bear its own fees and any other costs incurred in respect of this Agreement and any matter arising hereunder or thereunder. 18. No Pending or Future Lawsuits. The EXECUTIVE represents that the EXECUTIVE has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against any COMPANY Released Party. The EXECUTIVE also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against any COMPANY Released Party, and that she has not assigned the rights to file any claim released under Paragraph 5(a). The COMPANY, on behalf of itself and the other COMPANY Releasing Parties, represents that neither it nor any of the COMPANY Releasing Parties has any lawsuits, claims or actions pending in its or any of their names or on behalf of any other person or

10 #98405690v13 entity against the EXECUTIVE Released Parties. The COMPANY, on behalf of itself and the other COMPANY Releasing Parties, also represents that neither it nor the COMPANY Releasing Parties intends to bring any claims on their own behalf or on behalf of any other person or entity against the EXECUTIVE Released Parties, and that they have not assigned the rights to file any claim released under Paragraph 7. 19. No Outstanding Claims. By signing the Agreement, the EXECUTIVE acknowledges that the EXECUTIVE is not due to receive other compensation or benefits from any COMPANY Released Party other than as set forth in this Agreement. The EXECUTIVE affirms that the EXECUTIVE has no known workplace injuries or occupational diseases which would be the EXECUTIVE has been provided and/or has not been denied or retaliated against for requesting or taking any leave under any applicable leave laws, including but not limited to the Family and Medical Leave Act or any similar state or local law providing for such leave. 20. No Representation or Reliance. By executing this Agreement, the EXECUTIVE acknowledges that: (a) the EXECUTIVE is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement; (b) the EXECUTIVE has made her own investigation of the facts and is relying solely upon the EXECUTIVE the EXECUTIVE c) the EXECUTIVE knowingly waives any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown; (d) the EXECUTIVE is entering into this Agreement freely and voluntarily; and (e) the EXECUTIVE has carefully read and understood all of the provisions of this Agreement. By executing this Agreement, the COMPANY acknowledges that: (a) the COMPANY is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement; (b) the COMPANY has made its own investigation of the facts and is relying solely upon the COMPANY knowingly waives any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown; (d) the COMPANY is entering into this Agreement freely and voluntarily; and (e) the COMPANY has carefully read and understood all of the provisions of this Agreement. Both the EXECUTIVE and the COMPANY stipulate that the COMPANY and the EXECUTIVE are relying upon these representations and warranties in entering into this Agreement. These representations and warranties shall survive the execution of this Agreement. 21. Entire Agreement; Modification. This Agreement, together with the Second Release, constitutes the entire agreement between the Parties and overrides and replaces all prior negotiations and terms proposed or discussed, whether in writing or orally, about the subject matter hereof. No modification of this Agreement will be valid unless it is in writing identified as an amendment to the Agreement and is signed by the Parties hereto. 22. Acknowledgements.

11 #98405690v13 (a) Each Party acknowledges that it or she has read and understands this Agreement and that it or she has had the opportunity to consult with its or her attorneys before signing this Agreement. The EXECUTIVE represents and warrants that the EXECUTIVE has presented her independent legal counsel of her own choosing with this Agreement, that the EXECUTIVE counsel has had the opportunity to review this Agreement, and that the EXECUTIVE is executing this Agreement of her own free will after having received advice from counsel regarding the execution of this Agreement. The EXECUTIVE acknowledges that her counsel has had adequate opportunity to make whatever investigation or inquiry they might deem necessary or desirable in connection with the subject matter of this Agreement prior to her executing it and prior to the delivery and acceptance of the Separation Payment specified in Paragraph 1. The EXECUTIVE further acknowledges that she is entering into this Agreement of her own free will, without reservation, and that she is acting under no force or duress or coercion of any kind or character in so doing. The EXECUTIVE also represents that she has reviewed this Agreement carefully, that she understands all the terms used herein, and that she understands the significance of such terms, both factual and legal. The COMPANY represents and warrants that the COMPANY has presented its independent legal counsel of its own choosing with this Agreement, that the is executing this Agreement of its own free will after having received advice from counsel regarding the execution of this Agreement. The COMPANY acknowledges that its counsel has had adequate opportunity to make whatever investigation or inquiry they might deem necessary or desirable in connection with the subject matter of this Agreement prior to the COMPANY executing it. The COMPANY further acknowledges that it is entering into this Agreement of its own free will, without reservation, and that it is acting under no force or duress or coercion of any kind or character in so doing. The COMPANY also represents that it has reviewed this Agreement carefully, that it understands all the terms used herein, and that it understands the significance of such terms, both factual and legal. (b) The EXECUTIVE acknowledges and agrees that she is subject to Place, Inc. Clawback Policy, including the Addendum to Clawback Policy, effective as of August 10, 2023 Clawback Policy attached hereto as Appendix C. The EXECUTIVE acknowledges and agrees to abide by the terms of the Clawback Policy, including, without limitation, by returning any Erroneously Awarded Compensation (as defined in the Clawback Policy) to the COMPANY as may be required by applicable law or stock exchange regulations. Furthermore, the EXECUTIVE acknowledges and agrees that she will return any other compensation to the COMPANY as may be required by applicable law or stock exchange regulations. The COMPANY acknowledges and agrees that it will not exercise any discretion under the Clawback Policy to recover any compensation previously paid to the EXECUTIVE, except as and to the extent required under applicable law or stock exchange regulation. The COMPANY represents that, as of the date hereof, it is not aware of any activity or conduct engaged in by the EXECUTIVE, or of any Erroneously Awarded Compensation received by the EXECUTIVE, that would lead to the application of the Clawback Policy with respect to the EXECUTIVE. 23. Governing Law and Mandatory Dispute Resolution Forum. (a) This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware and United States federal law, to the extent applicable, including any

12 #98405690v13 applicable statutes of limitation, without regard to any otherwise applicable principles of conflicts of law or choice of law rules (whether of the State of Delaware or any other jurisdiction) that would result in the application of the substantive or procedural rules or law of any other jurisdiction. (b) Any controversy or claim arising out of or relating to this Agreement (including the Second Release), or the breach thereof, shall be submitted to final and binding arbitration as the sole and executive remedy for such controversy or dispute. Notwithstanding the foregoing, this Agreement shall not require the Parties to arbitrate pursuant to this Agreement any claims: (i) under a COMPANY benefit plan subject to ERISA, (ii) any claim as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration hereof, or (iii) any claim by the COMPANY or the EXECUTIVE issues of arbitrability of any dispute shall be decided by the arbitrator. This Paragraph 23 shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate employment disputes. The Parties agree that the fact of any dispute, the arbitration proceedings and any information exchanged by the Parties in connection with the arbitration shall be kept confidential and shall not be disclosed to third parties (other than to legal counsel and other advisors or witnesses as necessary in connection with the arbitration). The arbitration shall take place before a single neutral JAMS arbitrator in New York City, New York, and that a neutral arbitrator will be selected in a manner consistent with the JAMS Employment Arbitration Rules & Procedures. The Parties agree that the arbitrator shall issue a written decision on the merits. The Parties also agree that the arbitrator shall have the power to award any remedies, including All fees and costs of the arbitration (excluding, for clarity, fees for legal counsel and other advisors or witnesses, which shall be borne by the respective Parties) shall be borne by the COMPANY. 24. Remedies for Breach. (a) In the event that the EXECUTIVE or any EXECUTIVE Releasing Party brings an action against the COMPANY or any COMPANY Released Party based on any released claims, or in the event that the EXECUTIVE breaches this Agreement, the COMPANY and any COMPANY Released Party may, at its option and as applicable (i) plead this Agreement in bar to any such action; and (ii) seek any and all remedies available at law or in equity, including (b) In the event that the COMPANY or any COMPANY Releasing Party brings an action against the EXECUTIVE or any EXECUTIVE Released Party based on any released claims, or in the event that the COMPANY breaches this Agreement, the EXECUTIVE and any EXECUTIVE Released Party may, at its or her option and as applicable (i) plead this Agreement in bar to any such action; and (ii) seek any and all remedies available at law or in equity, including 25. Construction. No provision of this Agreement shall be interpreted or construed against any Party because that Party or its legal representative drafted that provision. The captions and headings of the Paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender

13 #98405690v13 paragraph references are to this Agreement as originally executed unless otherwise specified. Any reference herein to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time. Any reference herein to any person shall be deemed to include the heirs, legal representatives, successors, executors, administrators and permitted assigns of such person. 26. Severability. The terms of this Agreement are contractual and not a mere recital. If any provision or part of any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall, in such event, be construed as if such invalid and/or unenforceable provision had never been contained herein. 27. Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement or document. This Agreement may be executed by each signatory with the application of an electronic or hand signature, either of which will have the same binding legal effect. A signed copy of this Agreement transmitted by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes. 28. Notices. All notices relating to this Agreement shall be in writing, sent by reputable courier service (such as FedEx or DHL) or by email, and shall be deemed effective upon receipt. All notices relating to this Agreement shall be made as follows: To EXECUTIVE (through her counsel): Michael S. Katzke Joshua M. Miller Katzke & Morgenbesser LLP 1345 Avenue of the Americas, 11th Floor New York, New York, 10105 katzke@kmexeccomp.com miller@kmexeccomp.com To the COMPANY (through its counsel): Jennifer S. Conway Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Jennifer.conway@davispolk.com 29. Representations and Warranties. Each Party represents and warrants that:

14 #98405690v13 (a) Each of the undersigned has the full legal right and capacity to enter into this Agreement and perform its obligations hereunder, including any third-party authorization necessary to release the claims it is releasing hereunder. This Agreement has been duly and validly executed and delivered by such Party and, assuming due authorization, execution and delivery by the other Party, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. (b) The execution and delivery by such Party of this Agreement, the performance by such Party of its obligations hereunder, and the consummation of the transactions contemplated hereby, will not (i) result in the violation by such Party of any statute, law, rule, regulation, or ordinance or any judgment, decree, order, writ, permit, or license of any governmental or regulatory authority applicable to such Party, or (ii) require such Party to obtain any consent, approval or action of, make any filing with or give any notice to any person which action has not already been undertaken by such Party, except any such filing required by applicable law, regulation, statute or fiduciary obligation. (remainder of page intentionally left blank)

15 #98405690v13 IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date referenced below with the intent to be bound by its terms and conditions. EXECUTIVE _____________________________________ BY: Jane T. Elfers, in her individual capacity DATE: May 20, 2024 COMPANY By: _____________________ , Inc. Turki Saleh A. AlRajhi, Chairman of the Board DATE: May 20, 2024

16 #98405690v13 Appendix A Second Release COMPANY EXECUTIVE 20, 2024 Separation Agreement with the COMPANY Entities. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Separation Agreement. The Separation Agreement requires that, in order for the EXECUTIVE to receive the Separation Payment and COBRA Subsidy and for the release provided by the COMPANY pursuant to Paragraph 7 of the Separation Agreement to remain in effect, the EXECUTIVE must execute and deliver to the COMPANY within twenty-one (21) days following the Effective Date and not revoke this Second Release. 1. Second Release. (a) In exchange for the Separation Payment, the COBRA Subsidy and the release provided by the COMPANY and the other COMPANY Releasing Parties pursuant to Paragraph 7 of the other covenants Second Release Effective Date Parties, hereby unconditionally and irrevocably waives, releases and forever discharges the COMPANY and the COMPANY Released Parties, from any and all debts, demands, actions, causes of action, complaints, suits, accounts, covenants, contracts, agreements, damages, losses, judgments, executions, orders, fees, costs, and expenses, and any and all claims, demands and liabilities whatsoever of any kind, whether in law or in equity, known or unknown, suspected or unsuspected, whether sounding in tort, contract, under municipal, state, or federal law or any other rule, regulation or authority, which the EXECUTIVE Releasing Parties have, or ever had, against the COMPANY Released Parties, from the beginning of time to the Second Release Effective Date, except as otherwise set forth in Paragraph 5(d) of the Separation Agreement (which carves out the Executive Protections, as that term is defined in Paragraph 5(d) of the Separation Agreement). Without limiting the generality of the foregoing, this waiver, release, and discharge includes, but is not limited to, any claim or right based upon or arising out of or relating in any way to the EXECUTI COMPANY Entities for wrongful discharge, harassment, race discrimination, gender discrimination, national original discrimination, hostile and/or toxic work environment, retaliation, or any claim or right arising under any federal, state, or local fair employment practices or equal opportunity laws, including, but not limited to the following federal laws and, as applicable, the laws of the state and/or city in which the EXECUTIVE is or has been employed the Worker Adjustment and Retraining Notification Act, 42 U.S.C. Section 1981, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act (including, but not limited to, claims for breach of fiduciary duty), the FLSA, as amended, the OSHA, claims for individual relief under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act, the New York State Human Rights Law, New York State Constitution, New York Labor Law, New York Civil Rights Law, New York City Human Rights Law, New York Executive

17 #98405690v13 Law, the New Jersey Civil Rights Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Fair Credit Reporting Act, the New Jersey Paid Sick cy Act, the New New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination, the New Jersey Minimum Wage Law, the Equal Pay Law for New Jersey, the New Jersey Conscientious Employee Protection Act or any other federal, state, or local constitutions, statutes, regulations, ordinances, or laws, including, but not limited to, any and all laws or regulations prohibiting employment discrimination, harassment or retaliation. From and after the Effective Date, any COMPANY Released Party may plead this Agreement as a complete defense and bar to any released claim brought in contravention hereof. For the purposes of clarity, the EXECUTIVE does not agree to release any claims arising after the Second Release Effective Date. The release set forth in this Paragraph 1(a Second Release (b) The EXECUTIVE acknowledges that she may later discover facts different from, or in addition to, those she now knows or believes to be true with respect to her employment, the separation from her employment (including the reasons for such separation), and/or the claims released in this Agreement, and agrees that the Second Release shall be and remain in effect in all respects as a complete and general release as to all matters released, notwithstanding any such different or additional facts. (c) The EXECUTIVE acknowledges and agrees, that, except as prohibited by law, she hereby waives any right that she may have to seek or to share in any relief, monetary or otherwise, relating to any claim released in the First Release or the Second Release, whether such claim was initiated by her or not. To the extent the EXECUTIVE receives any such relief, the COMPANY will be entitled to an offset for any payments made under this Agreement, except as prohibited by law. (d) Notwithstanding anything to the contrary set forth in this Paragraph 1, this Second Release shall not include the matters set forth in Paragraph 5(d) of the Separation Agreement. 2. ADEA Release; Review Period and Revocation Period. (a) The EXECUTIVE understands and hereby expressly acknowledges that, by entering into this Second Release, she is knowingly and voluntarily waiving and releasing any and all rights she may have arising under the Age Discrimination in Employment Act, as amended by the Older ADEA Release Effective Date, and that the consideration given for the foregoing waiver is in addition to anything of value to which she were already entitled. (b) By signing this Second Release, the EXECUTIVE hereby acknowledges and confirms that she has fully read and considered the contents of this Second Release. She agrees that she has been advised in writing to consult with, and receive independent legal advice from, an attorney of his choosing before signing this Second Release. The EXECUTIVE acknowledges that she has been informed that she is releasing and waiving any and all rights or claims that she may have arising under the ADEA. The EXECUTIVE acknowledges that for the purposes of compliance

18 #98405690v13 with the ADEA and New York General Obligations Law Section 5-336, she has a period of twenty- one (21) calendar days in Review Period (c) Once the EXECUTIVE has signed this Second Release, she will then be permitted to revoke this Second Release at any time during the period of seven (7) calendar days following the Revocation Period in the Notice provision in Paragraph 28 of the Separation Agreement, a written notice of revocation, which can be delivered electronically. If the EXECUTIVE wishes to revoke this Second Release, the notice of revocation must be received by the COMPANY no later than the seventh calendar day following her execution of this Second Release. The EXECUTIVE understands and agrees that this Second Release shall not become effective or enforceable until this seven-day revocation period has expired provided that she has not revoked it during the Revocation Period. 3. Incorporation by Reference. The EXECUTIVE and the COMPANY hereby acknowledge and agree that Paragraphs 14, 21 and 23 through 29 of the Separation Agreement are incorporated herein by reference. EXECUTIVE HAS READ THIS SECOND RELEASE. EXECUTIVE FULLY UNDERSTANDS THE TERMS OF THIS SECOND RELEASE AND THAT EXECUTIVE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY EXECUTING IT, AND EXECUTIVE HAS KNOWINGLY AND VOLUNTARILY EXECUTED THIS SECOND RELEASE ON THE DATE WRITTEN BELOW, WILLINGNESS TO BE BOUND BY, ITS TERMS: Date: JANE T. ELFERS May 20, 2024

19 #98405690v13 Appendix B Communications (a) The Parties agree that upon the Effective Date, the COMPANY will release the following public statement : Secaucus, N.J. May 21, 2024 The Children s Place, Inc (Nasdaq PLCE), an omni-channel children s specialty portfolio of brands with an industry-leading digital-first model, today announced the departure of Jane Elfers, President and CEO, effective May 20, 2024. Jane Elfers said, I want to thank the entire team at The Children s Place for their hard work and dedication, and I wish them the best of luck. The Company thanks Jane for her dedication to the Company and wishes her well in her next chapter. (b) The COMPANY agrees that it will put into effect the following bounce-back response for any Ms. Jared Shure, General Counsel, at jshure@childrensplace.com.

20 #98405690v13 Appendix C Inc. Clawback Policy

THE CHILDREN S PLACE, INC. CLAWBACK POLICY Introduction Company Policy recoupment of bonus and/or equity awards that are awarded to members of Company management, Participant circumstances. Clawback / Forfeiture for Breach or Misconduct The , including awards thereunder, and equity awards under the 2011 Equity Incentive Plan (each an Award Capital and Compensation Committee (the Committee such Award if the Participant, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non- competition, non-solicitation, non-disparagement, non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. In addition, if Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, as determined by the Committee in its sole discretion, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of common stock acquired in respect of such Award, and must promptly repay such amounts to the Company. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act) and/or the rules and regulations of NASDAQ or other securities exchange or inter-dealer quotation system on which the common stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company (as in effect and/or amended from time to time), Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements). Decisions of the Committee with respect to this Policy shall be final, conclusive and binding on all Participants, unless determined to be an abuse of discretion.

ADDENDUM TO CLAWBACK POLICY as of August 10, 2023 The Company has adopted this clawback policy addendum Addendum supplement to any other clawback policies in effect now or in the future at the Company. To the extent this Addendum applies to compensation payable to a person covered by this Addendum, it shall be the only clawback policy applicable to such compensation and no other clawback policy shall apply; provided that, if such other policy provides that a greater amount of such compensation shall be subject to clawback, such other policy shall apply to the amount in excess of the amount subject to clawback under this Addendum. This Addendum shall be interpreted to comply with the clawback rules found in 17 C.F.R. §240.10D, the related listing rules of the national securities exchange or Exchange Section 302 of the Sarbanes Oxley Act, Section 954 of the Dodd Frank Act, and, to the extent this Addendum is any manner deemed inconsistent with such rules, this Addendum shall be treated as retroactively amended to be compliant with such rules. 1. Definitions. 17 C.F.R. §240.10D- - regulation. 2. Application of this Addendum. This Addendum shall only apply in the event that the issuer is required to prepare an accounting restatement due to the material noncompliance of the issuer with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. 3. Recovery Period. The Incentive-Based Compensation subject to clawback is the Incentive-Based Compensation Received during the three completed fiscal years immediately preceding the date that the issuer is required to prepare an accounting restatement as described in section 2 to this Addendum, provided that the person served as an Executive Officer at any time during the performance period applicable to the Incentive-Based Compensation in question. The date that the Company is required to prepare an accounting restatement shall be determined pursuant to 17 C.F.R. §240.10D-1(b)(1)(ii). a. Notwithstanding the foregoing, this Addendum shall only apply if the Incentive-Based Compensation is Received (1) while the issuer has a class of securities listed on an Exchange and (2) on or after October 1, 2023. b. See 17 C.F.R. §240.10D-1(b)(1)(i) for certain circumstances under which this Addendum will apply to Incentive-Based Compensation received year. 4. Erroneously Awarded Compensation. The amount of Incentive-Based Compensation subject to this Addendum Erroneously Awarded Compensation is the amount of Incentive-Based Compensation Received that exceeds the amount of Incentive Based-Compensation that otherwise would have been

Received had it been determined based on the restated amounts and shall be computed without regard to any taxes paid. a. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an accounting restatement: (1) the amount shall be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received; and (2) the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to the Exchange. 5. The Company shall recover reasonably promptly any Erroneously Awarded Compensation except to the extent that the conditions of paragraphs (a), (b), or (c) below apply. The Committee shall determine the repayment schedule for each amount of Erroneously Awarded Compensation in a manner that complies with with any applicable legal guidance, by the SEC, judicial opinion, or otherwise. Committee is authorized to adopt additional rules to further describe what repayment schedules satisfy this requirement. a. Erroneously Awarded Compensation need not be recovered if the direct expense paid to a third party to assist in enforcing this Addendum would exceed the amount to be recovered and the Committee has made a determination that recovery would be impracticable. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, the Company shall make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover, and provide that documentation to the Exchange. b. Erroneously Awarded Compensation need not be recovered if recovery would violate home country law where that law was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on violation of home country law, the Company shall obtain an opinion of home country counsel, acceptable to the Exchange, that recovery would result in such a violation and shall provide such opinion to the Exchange. c. Erroneously Awarded Compensation need not be recovered if recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 6. Committee decisions. Decisions of the Committee with respect to this Addendum shall be final, conclusive and binding on all Executive Officers subject to this Addendum, unless determined to be an abuse of discretion. 7. No Indemnification. Notwithstanding anything to the contrary in any other policy of the Company or any agreement between the Company and an Executive Officer, no Executive Officer shall be indemnified by the Company against the loss of any Erroneously Awarded Compensation. 8. Agreement to Addendum by Executive Officers. The Committee shall take reasonable steps to inform Executive Officers of this Addendum and obtain their agreement to this Addendum, which steps may constitute the inclusion of this Addendum as an attachment to any award that is accepted by the Executive Officer.